EXHIBIT 10.1
Master Confirmation of OTC ASAP Minus (VWAP Pricing)

Date:	February 4, 2008	ML Ref:

To:	Aflac Incorporated (“Counterparty”)

Attention:	Ralph Rogers

From:	Merrill Lynch International (“MLI”)
Merrill Lynch Financial Centre
2 King Edward Street
London EC1A 1HQ

Dear Sir / Madam:
     The purpose of this letter agreement (the “Master Confirmation”) and each supplemental confirmation substantially in the form attached hereto as Exhibit A (each, a “Supplemental Confirmation” and the Supplemental Confirmations, together with the Master Confirmation, this “Confirmation”) is to confirm the terms and conditions of each of the above-referenced transactions entered into between Counterparty and MLI through its agent Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S” or “Agent”) on the respective Trade Dates specified in the Supplemental Confirmations (each, a “Transaction” and collectively, the “Transactions”). This Confirmation constitutes a “Confirmation” both on behalf of MLI, as referred to in the ISDA Master Agreement specified below, and on behalf of MLPF&S, as agent of MLI.
     The definitions and provisions contained in the 2000 ISDA Definitions (the “Swap Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions” and, together with the Swap Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Swap Definitions and the Equity Definitions, the Equity Definitions will govern, in the event of any inconsistency between the Definitions and the Master Confirmation, the Master Confirmation will govern, and in the event of any inconsistency between the Master Confirmation and any Supplemental Confirmation, the Supplemental Confirmation will govern. References herein to any “Transaction” shall be deemed to be references to a “Share Forward Transaction” for purposes of the Equity Definitions and a “Swap Transaction” for the purposes of the Swap Definitions.
     This Confirmation evidences a complete binding agreement between you and us as to the terms of the Transactions to which this Confirmation relates. This Confirmation (notwithstanding anything to the contrary herein), shall be subject to an agreement in the 1992 form of the ISDA Master Agreement (Multicurrency Cross Border) (the “Master Agreement” or “Agreement”) as if we had executed an agreement in such form (but without any Schedule and with elections specified in the “ISDA Master Agreement” Section of the Master Confirmation) on the Trade Date of the first such Transaction between us. In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for the purpose of each Transaction.
     The terms of each Transaction to which the Master Confirmation relates are as follows:

General Terms:

Trade:
With respect to each Transaction, Counterparty, subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, will purchase from MLI Shares in an amount equal to the Number of Shares (such Shares, the “Repurchase Shares”). On the Initial Settlement Date, (A) Counterparty will make an initial payment for the Repurchase Shares by delivering an amount equal to the Initial Settlement Amount by wire transfer of immediately available funds to an account designated by MLI and (B) MLI will deliver the Repurchase Shares to Counterparty. The parties understand and agree that the delivery of the Repurchase Shares by or on behalf of MLI upon the payment of the Initial Settlement Amount by Counterparty is irrevocable and that as of the Initial Settlement Date Counterparty shall be the sole beneficial owner of the Repurchase Shares for all purposes. The parties further understand and agree that the terms and conditions of each Transaction will have the effect of increasing or decreasing the purchase price for the Repurchase Shares to an amount greater than or less than the Initial Settlement Amount.

Trade Date:	For each Transaction, as set forth in the corresponding Supplemental Confirmation.

Buyer:	Counterparty

Seller:	MLI

Shares:	Shares of common stock of Counterparty (Symbol: AFL)

Number of Shares:	For each Transaction, as set forth in the Supplemental Confirmation.

Initial Share Price:	For each Transaction, as set forth in the Supplemental Confirmation.

Initial Settlement Amount:	The product of the Number of Shares and the Initial Share Price.

Initial Settlement Date:	The Exchange Business Day immediately following the Trade Date.

Forward Price:	Initial Share Price

Exchange:	New York

Related Exchange(s):	All Exchanges

Market Disruption Event:
The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by replacing the words “at any time during the one-hour period that ends at the relevant Valuation Time” in the third line thereof with the words “at any time on any Scheduled Trading Day during the Valuation Period or” after the word “material”.

Valuation:

Valuation Period:
For each Transaction, each Scheduled Trading Day from and including the Initial Settlement Date up to and including the Valuation Date; provided, that with respect to each Suspension Event (if any) affecting such Scheduled Trading Days, MLI may, by written notice to Counterparty (which notice shall not specify the reason for MLI’s election to suspend the Valuation Period), exclude the Scheduled Trading Day(s) on which such Suspension Event has occurred (such days, “Suspension Event Days”) and extend the last possible Valuation Date by the total number of such Suspension Event Days; provided, further, that notwithstanding anything to the contrary in the Equity Definitions, to the extent that any Scheduled Trading Days in the Valuation Period are Disrupted Days, the Calculation Agent may exclude such Disrupted Days and extend the last possible Valuation Date by the number of such Disrupted Days (in addition to any Suspension Event Days, without duplication).

Suspension Event:
Each and every one of the following events: (i) MLI concludes, in its sole discretion, that Counterparty will be engaged in a distribution of the Shares for purposes of Regulation M or that the “restricted period” in respect of such distribution has not yet been completed; (ii) MLI concludes, in its sole discretion, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by MLI), for it to refrain from purchasing Shares during any part of the Valuation Period; or (iii) Counterparty is subject to a third-party tender offer.

Exclusion Mechanics:
With respect to each Suspension Event Day and Disrupted Day (each, an “Exclusion Day”), the Calculation Agent must determine whether (i) such Exclusion Day should be excluded in full, in which case such Exclusion Day shall not be included for purposes of determining the Settlement Price, or (ii) such Exclusion Day should only be partially excluded, in which case the VWAP Price for such Exclusion Day shall be determined by the Calculation Agent based on Rule 10b-18 eligible transactions in the Shares on such Exclusion Day effected during the portion of the Scheduled Trading Day unaffected by such event or events, and the weighting of the VWAP Prices for the relevant Scheduled Trading Days during the Valuation Period shall be adjusted by the Calculation Agent for purposes of determining the Settlement Price. If a Disrupted Day occurs during the Valuation Period, and each of the nine immediately following Scheduled Trading Days is a Disrupted Day, then the Calculation Agent, in its discretion, may either (i) determine the VWAP Price for such ninth Scheduled Trading Day and adjust the weighting of the VWAP Prices for the relevant Scheduled Trading Days during the Valuation Period as it deems appropriate for purposes of determining the Settlement Price based on, among other factors, the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares or (ii) disregard such day for purposes of determining the Settlement Price and further postpone the Valuation Date, in either case, as it deems appropriate to determine the VWAP Price.

Valuation Date
For each Transaction, the earlier to occur of the date as set forth in the Supplemental Confirmation (as the same may be postponed in accordance with the provisions hereof) (the “Scheduled Valuation Date”) and any Accelerated Valuation Date.

Accelerated Valuation Date:
For each Transaction, any date, occurring on or after the First Acceleration Date but prior to the Scheduled Valuation Date, designated by MLI to be the Valuation Date; MLI shall notify Counterparty of such designation prior to 8 p.m. New York City time on the Scheduled Trading Day immediately following such Accelerated Valuation Date.

First Acceleration Date:	For each Transaction, as set forth in the Supplemental Confirmation.

Settlement Terms:

Settlement Currency:	USD

Settlement Method Election:
Applicable; provided that Section 7.1 of the Equity Definitions is hereby amended by deleting the word “Physical” in the sixth line thereof and replacing it with the words “Net Share” and deleting the word “Physical” in the last line thereof and replacing it with the word “Cash”.

Electing Party	Counterparty

Settlement Method Election Date:	The 5th Scheduled Trading Day immediately preceding the relevant First Acceleration Date.

Default Settlement Method:	Cash Settlement

Forward Cash Settlement Amount:
Notwithstanding Section 8.5 of the Equity Definitions, an amount in the Settlement Currency equal to the sum of (a) the Number of Shares multiplied by an amount equal to (i) the Settlement Price minus (ii) the Forward Price plus (b) the Aggregate Adjustment Amount.

Settlement Price:	The arithmetic mean of the VWAP Prices of the Shares for each Scheduled Trading Day in the Valuation Period minus the Settlement Price Adjustment Amount.

Settlement Price Adjustment Amount:	For each Transaction, as set forth in the Supplemental Confirmation.

VWAP Price:
The daily volume weighted average price per Share. For the purpose of calculating the VWAP Price, the Calculation Agent will include only those trades which are reported during the period of time during which Counterparty could purchase its own shares under Rule 10b-18(b)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and pursuant to the conditions of Rule 10b-18(b)(3) and (b)(4) under the Exchange Act. Counterparty acknowledges that MLI may refer to the Bloomberg Page “AFL.N <Equity> AQR SEC” (or any successor thereto), in its discretion, to determine the VWAP Price.

Net Share Settlement:

Net Share Settlement:
In the event that Counterparty elects Net Share Settlement in accordance with the procedures described above, the Net Share Settlement Shares shall be deliverable (i) by the Counterparty, in the event that the Forward Cash Settlement Amount is positive or (ii) by MLI, in the event that the Forward Cash Settlement Amount is negative.

Net Share Settlement Shares:	(i) Where Counterparty is to deliver Shares:

In the event that Counterparty elects to deliver Shares registered under the Securities Act and an accompanying prospectus and prospectuses for MLI or one of its affiliates to use in connection with its sales of such Shares, such number of Shares specified by MLI by written notice to Counterparty (“Registered Net Share Settlement Notice”). It is understood and agreed that such number of Net Settlement Shares shall be exactly the number of Shares sold by or on behalf of MLI to receive (net of costs and expenses attributable to such sales) an amount in cash equal to the Forward Cash Settlement Amount, subject to a maximum number of Shares equal to the number of Reserved Shares. Such Net Settlement Shares shall additionally be subject to the section titled “Registration” below.

In the event that Counterparty is not able to deliver Shares registered under the Securities Act, such number of Shares as determined by MLI to equal in value the Forward Cash Settlement Amount, subject to a maximum number of Shares equal to the number of Reserved Shares. It is understood and agreed that MLI shall determine the value of such Shares by applying a commercially reasonable discount (including a commission of up to 3%, which commission shall not reflect changes in interest rates, stock borrow costs or expected or actual dividends). Such Net Settlement Shares shall additionally be subject to the section titled “Private Placement” below.

(ii) Where MLI is to deliver Shares:

Such number of Shares specified by MLI by written notice to Counterparty (“MLI Net Share Settlement Notice”). It is understood and agreed that such number of Net Share Settlement Shares shall be exactly the number of Shares purchased by or on behalf of MLI with an amount in cash equal to the Forward Cash Settlement Amount (taking into account costs and expenses attributable to such purchases), subject to a maximum number of Shares equal to the number of Reserved Shares.

Net Share Settlement Date:	(i) Where Counterparty is to deliver Shares:

With respect to Net Share Settlement Shares that are registered under the Securities Act as contemplated under the first paragraph under “Net Share Settlement Shares” above, the later of (a) the Exchange Business Day immediately following the date of the Registered Net Share Settlement Notice and (b) the third Exchange Business Day immediately following the Valuation Date.

Otherwise, the third Exchange Business Day immediately following the Valuation Date.

(ii) Where MLI is to deliver Shares:

The later of (a) the Exchange Business Day immediately following the date of the MLI Net Share Settlement Notice and (b) the third Exchange Business Day immediately following the Valuation Date.

(iii) In the event that MLI determines that for legal, regulatory or trade execution purposes that there should be more than one Net Share Settlement Date, MLI shall so notify Counterparty no later than the Exchange Business Day immediately preceding the day that would otherwise be the sole Net Share Settlement Date (the “First Net Share Settlement Date”). It is understood and agreed that while such notice need not specify the exact dates in addition to the First Exchange Business Day that shall be additional Net Share Settlement Dates (the “Additional Net Share Settlement Dates”) or the number of Net Share Settlement Shares to be delivered on any date other than the First Net Share Settlement Date, each Additional Net Share Settlement Date and the number of Shares to be delivered on such date shall be notified to Counterparty no later than the Exchange Business Day immediately preceding such Additional Net Share Settlement Date.

Reserved Shares:
Initially, 12,500,000 Shares; the Reserved Shares may be increased or decreased in a Supplemental Confirmation. For the avoidance of doubt, following delivery by MLI of the Number of Shares on the Initial Settlement Date, in no event shall Counterparty or MLI be required to deliver Shares in excess of the number of Reserved Shares.

Share Adjustments:

Method of Adjustment:
Calculation Agent Adjustment; provided, however, that an Extraordinary Dividend Event occurring with respect to a Transaction shall be an Additional Termination Event under the Agreement with respect to such Transaction, with such Transaction being an Affected Transaction and Counterparty being the sole Affected Party. For the avoidance of doubt, no adjustment shall be made as a result of an Extraordinary Dividend.

Extraordinary Dividends:
Each dividend or distribution payment (other than any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) or (B) of the Equity Definitions) having an ex-dividend date during the Valuation Period, other than each dividend that is of an amount equal to the Ordinary Dividend Amount and that has an ex-dividend date on a Scheduled Ex-dividend Date. For the avoidance of doubt, the rescheduling of a Scheduled Ex-dividend Date to an earlier date shall result in an Ordinary Dividend Amount becoming an Extraordinary Dividend.

Ordinary Dividend Amount:	For each Transaction, as set forth in the Supplemental Confirmation.

Scheduled Ex-dividend Dates:	For each Transaction, as set forth in the Supplemental Confirmation.

Extraordinary Events:

Adjusted Settlement Price:
For payments hereunder “based on Adjusted Settlement Price”, the Calculation Agent shall calculate the amount payable in accordance with the methodology employed for regular settlement, except that in lieu of “Settlement Price”, the following “Adjusted Settlement Price” shall be employed:

(1) where the Post-event Price is greater than or equal to the Pre-event Price,

(Pre-event Price — Settlement Price Adjustment Amount) * Adjustment Factor + Post-event Price * (1 — Adjustment Factor)

(2) otherwise,

Pre-event Price — (Settlement Price Adjustment Amount * Adjustment Factor)

Adjustment Factor:
The quotient obtained by dividing the number of Scheduled Trading Days (that were not Exclusion Days) in the Valuation Period prior to the occurrence of the relevant Extraordinary Event (the “Pre-event Period”) by the total number of Scheduled Trading Days in the Valuation Period (that were not Exclusion Days), as adjusted by the Calculation Agent to take into account partial Exclusion Days.

Pre-event Price:	The arithmetic mean of the VWAP Prices for each Scheduled Trading Day in the Pre-event Period, as adjusted by the Calculation Agent to take into account partial Exclusion Days.

Post-event Price:
The price per Share (or any securities or other property received in respect of a Share), as determined by the Calculation Agent, in respect of a reasonable unwind period established by MLI in connection with the close-out of any open stock borrow position established in respect of the Transaction, which price shall be based on the arithmetic average of the VWAP Prices, if available, and otherwise on an appropriate valuation method under the circumstances, which may be cash payable per Share in the context of a Merger, Tender Offer or Nationalization, private market prices, third party bids or independent valuations. For the avoidance of doubt, such price shall not be adjusted for changes in interest rates, stock borrow costs or expected or actual dividends.

Consequences of Merger Events:

Share-for-Share:	Cancellation and Payment, based on Adjusted Settlement Price.

Share-for-Other:	Cancellation and Payment, based on Adjusted Settlement Price.

Share-for-Combined:	Cancellation and Payment, based on Adjusted Settlement Price.

Determining Party:	MLI

Consequences of Tender Offers:

Share-for-Share:	Cancellation and Payment, based on Adjusted Settlement Price.

Share-for-Other:	Cancellation and Payment, based on Adjusted Settlement Price.

Share-for-Combined:	Cancellation and Payment, based on Adjusted Settlement Price.

Determining Party:	MLI

New Share:
The definition of “New Shares” in Section 12.1 of the Equity Definitions shall be amended by inserting at the beginning of subsection (i) the following: “(i) where the Exchange is located in the United States, publicly quoted, traded or listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market LLC (or their respective successors) or otherwise,”.

Announcement Event:
If an Announcement Event occurs, MLI may treat such Announcement Event as an Extraordinary Event having the same consequences as “Change in Law” or “Insolvency Filing” pursuant to Section 12.9(b)(i) of the Equity Definitions, with the Cancellation Amount to be based on Adjusted Settlement Price. “Announcement Event” shall mean the occurrence of the Announcement Date of a Merger Event or Tender Offer.

Nationalization, Insolvency or Delisting:	Cancellation and Payment, based on Adjusted Settlement Price.

Determining Party:	MLI

Additional Disruption Events:

Change in Law:	Applicable; Cancellation Amount to be based on Adjusted Settlement Price.

Insolvency Filing:	Applicable; Cancellation Amount to be based on Adjusted Settlement Price.

Increased Cost of Stock Borrow:	Not Applicable.

Hedging Party:	MLI

Determining Party;	MLI

Non-Reliance/Agreements and
Acknowledgements Regarding
Hedging Activities/Additional
Acknowledgements:	Applicable
Other Share Deliveries in Lieu of Cash Payment:
If Counterparty would be obligated to pay cash to MLI or receive cash from MLI pursuant to the terms of this Agreement for any reason without having had the right (other than pursuant to this paragraph) to elect to deliver Shares or receive Shares, as the case may be, in satisfaction of such payment obligation or right, then Counterparty may elect that Counterparty deliver to MLI or receive from MLI, as the case may be, a number of Shares having an equivalent value (such number of Shares to be delivered to be determined by the Calculation Agent acting in a commercially reasonable manner and taking into account relevant factors, including whether or not the Shares are subject to legal or other restrictions on transfer or acquisition and the costs and expenses associated with disposing of or acquiring such Shares). Settlement relating to any delivery of Shares pursuant to this paragraph shall occur within a reasonable period of time.
Registration:
Counterparty hereby agrees that if, in the good faith reasonable judgment of MLI, any Shares (x) acquired by MLI from Counterparty or (y) for the purpose of hedging its obligations pursuant to any Transaction cannot be sold in the public market by MLI without registration under the Securities Act (other than Net Share Settlement Shares delivered pursuant to the second paragraph under (i) of “Net Share Settlement Shares” above), Counterparty shall, in order to allow MLI to sell such Shares in a registered offering, make available to MLI an effective registration statement under the Securities Act and enter into an agreement, in form and substance satisfactory to MLI, substantially in the form of an underwriting agreement for a registered secondary offering; provided, however, that if MLI, in its sole reasonable discretion, is not satisfied with access to due diligence materials, the results of its due diligence investigation, or the procedures and documentation for the registered offering referred to above, then the section “Private Placement” below shall apply at the election of Counterparty with respect to the Shares to be sold (such Shares, as well as the Shares described in the second paragraph under (i) of “Net Share Settlement Shares” above, the “Private Shares”).
Private Placement:
In order to allow MLI to sell Private Shares in a private placement, Counterparty agrees to enter into a private placement agreement substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance satisfactory to MLI (in which case, the Calculation Agent shall, to the extent such adjustments have not yet already been made, make any adjustments to the terms of such Transaction that are necessary, in its reasonable judgment, to compensate MLI for any commercially reasonable discount from the public market price of the Shares incurred on the sale of Shares in a private placement), or purchase such Shares from MLI at the closing price on such Exchange Business Days, and in the amounts, requested by MLI.

Additional Agreements, Representations and Covenants of Counterparty, Etc.:

Compliance with Securities Laws:
Each party represents and agrees that it has complied, and will comply, in connection with each Transaction and all related or contemporaneous sales and purchases of Shares, with the applicable provisions of the Securities Act, and the Exchange Act, and the rules and regulations each thereunder, including, without limitation, Rules 10b-5 and Regulation M under the Exchange Act; provided that each party shall be entitled to rely conclusively on any information communicated by the other party concerning such other party’s market activities.

Each party further represents and warrants that if such party (“X”) purchases any Shares from the other party pursuant to any Transaction, such purchase(s) will comply in all material respects with (i) all laws and regulations applicable to X and (ii) all contractual obligations of X.

Each party acknowledges that the offer and sale of each Transaction to it is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof and the provisions of Regulation D thereunder (“Regulation D”). Accordingly, each party represents and warrants to the other that (i) it has the financial ability to bear the economic risk of its investment in each Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined under Regulation D, (iii) it will purchase each Transaction for investment and not with a view to the distribution or resale thereof, and (iv) the disposition of each Transaction is restricted under this Confirmation, the Securities Act and state securities laws.

Counterparty represents and warrants as of the date hereof and each Trade Date that:

(a) each of its filings under the Exchange Act that are required to be filed from and including the ending date of Counterparty’s most recent prior fiscal year have been filed, and that, as of the respective dates thereof and hereof, there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading;

(b) Counterparty is not in possession of material non-public information regarding the Shares or the Counterparty; Counterparty additionally makes this representation as of any Settlement Method Election Date;

(c) Counterparty is not entering into any Transaction to facilitate a distribution of the common stock or in connection with a future distribution of securities;

(d) Counterparty is not entering into any Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to manipulate the price of the Shares (or any security convertible into or exchangeable for Shares);

(e) Counterparty is entering into each Transaction in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the

Exchange Act (“Rule 10b5-1”); it is the intent of the parties that each Transaction comply with the requirements of Rule l0b5-l(c)(1)(i)(A) and (B) and each Transaction shall be interpreted to comply with the requirements of Rule 10b5-l(c) (the “Plan”); Counterparty will not seek to control or influence MLI or MLPF&S to make “purchases or sales” (within the meaning of Rule 10b5-1(c)(l)(i)(B)(3)) under any Transaction, including, without limitation, any decision to enter into any hedging transactions; Counterparty represents and warrants that it has consulted with its own advisors as to the legal aspects of its adoption and implementation of each Transaction under Rule 10b5-1;

(f) Neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during the four full calendar weeks immediately preceding the applicable Trade Date;

(g) The purchase or writing of each Transaction will not violate Rule 13e-1 or Rule 13e-4 under the Exchange Act, and Counterparty is not entering into any Transaction in anticipation of, or in connection with, or to facilitate a self-tender offer or a third-party tender offer;

(h) Each Transaction is consistent with the publicly announced program of Counterparty to repurchase, from time to time, Shares (the “Repurchase Program”); and

(i) Counterparty has full power and authority to undertake the Repurchase Program, and the Repurchase Program has been duly authorized and remains valid.

Counterparty covenants and agrees that:

(a) during the term of each Transaction to promptly notify MLI telephonically (which oral communication shall be promptly confirmed by telecopy to MLI) if Counterparty determines that as a result of an acquisition or other business transaction or for any other reason Counterparty will be engaged in a distribution of Shares or other securities for which the Shares are a reference security for purposes of Rule 102 of Regulation M under the Exchange Act and to promptly notify MLI by telecopy of the period commencing on the date that is one (1) business day before the commencement of such distribution and ending on the day on which Counterparty completes the distribution (the “Distribution Period”); for the purposes of this Confirmation, the “term” of a Transaction shall not be considered to have been completed until all Shares required to be transferred to a party hereto have been duly transferred and all cash amounts required to be paid to a party hereto have been duly paid;

(b) without the prior written consent of MLI, neither Counterparty nor any “affiliated purchaser” (as such term is defined in Rule 10b-18 under the Exchange Act) will acquire Shares (or equivalent interests or securities exchangeable, convertible or exercisable into Shares) or be a party to any repurchase or similar agreements pursuant to which a valuation, averaging or hedging period or similar such period overlaps or potentially overlaps with the term of any Transaction, other than in those transactions already disclosed in writing to MLI; in connection with such disclosed transactions and otherwise, although Counterparty acknowledges that Rule 10b-18 under the Exchange Act cannot be applied to MLI’s or MLPF&S’s purchases of Shares in connection with any Transaction, Counterparty will not take any action that would or could cause MLI’s or MLPF&S’s purchases of Shares during any Transaction term not to comply with Rule 10b-18 under the Exchange Act, as if such rule could be applied to such Transaction; and

(c) Counterparty shall report each Transaction as required in any applicable report filed by the Counterparty pursuant to the Exchange Act in compliance with Regulation S-K and/or Regulation S-B under the Exchange Act, as applicable.

Counterparty acknowledges and agrees that:

(a) In connection with each Transaction, MLI will engage in customary hedging activities in its sole discretion and for its own account and that such activities may involve sales or purchases at an average price that may be greater than, or less than, the price paid by Counterparty under the terms of such Transaction; and

(b) Notwithstanding the generality of Section 13.1 of the Equity Definitions, MLI is not making any representations or warranties with respect to the treatment of any Transaction under FASB Statements 133 as amended or 150, EITF 00-19 (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

Account Details:

Account for payments to Counterparty:	With respect to each Transaction, as set forth in the Supplemental Confirmation

Account for payment to MLI:	With respect to each Transaction, as set forth in the Supplemental Confirmation

Bankruptcy Rights:
In the event of Counterparty’s bankruptcy, MLI’s rights in connection with any Transaction shall not exceed those rights held by common shareholders. For the avoidance of doubt, the parties acknowledge and agree that MLI’s rights with respect to any other claim arising from any Transaction prior to Counterparty’s bankruptcy shall remain in full force and effect and shall not be otherwise abridged or modified in connection herewith.

Set-Off:	None.

Collateral:	None.

Transfer:
Counterparty may transfer any of its rights or delegate its obligations under any Transaction with the prior written consent of MLI. MLI may assign and delegate its rights and obligations under any Transaction (the “Transferred Obligations”) to any subsidiary of ML & Co. (the “Assignee”) by notice specifying the effective date of such transfer (“Effective Date”) and including an executed acceptance and assumption by the Assignee of the Transferred Obligations; provided that (i) Counterparty will not, as a result of such transfer, be required to pay to the Assignee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement (except in respect of interest under Section 2(e), 6(d)(ii), or 6(e)) greater than the amount in respect of which Counterparty would have been required to pay to MLI in the absence of such transfer; and (ii) the Assignee will not, as a result of such transfer, be required to withhold or deduct on account of a Tax under Section 2(d)(i) of the Agreement (except in respect of interest under Section 2(e), 6(d)(ii), or 6(e)) an amount in excess of that which MLI would have been required to withhold or deduct in the absence of such transfer, unless the Assignee would be required to make additional payments pursuant to Section 2(d)(i)(4) of the Agreement corresponding to such excess. On the Effective Date, (a) MLI shall be released from all obligations and liabilities arising under the Transferred Obligations; and (b) if MLI has not assigned and delegated its rights and obligations under the Agreement and all Transactions thereunder, the Transferred Obligations shall cease to be a Transaction under the Agreement and shall be deemed to be a Transaction under the master agreement, if any, between Assignee and Counterparty, provided that, if at such time Assignee and Counterparty have not entered into a master agreement, Assignee and Counterparty shall be deemed to have entered into an ISDA form of Master Agreement (Multicurrency-Cross Border) and Schedule substantially in the form of the Agreement but amended to reflect the name of the Assignee and the address for notices and any amended representations under Part 2 of the Agreement as may be specified in the notice of transfer.

Regulation:	MLI is regulated by The Securities and Futures Authority Limited and has entered into each Transaction as principal.

Indemnity:
Counterparty agrees to indemnify MLI, its Affiliates and their respective directors, officers, agents and controlling parties (MLI and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, to which such Indemnified Party may become subject because of the untruth of any representation by Counterparty or a breach by Counterparty of any agreement or covenant under this Confirmation, in the Agreement, the Plan or any other agreement relating to the Agreement or any Transaction and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of, any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto.

ISDA Master Agreement
With respect to the Agreement, MLI and Counterparty each agree as follows:
Specified Entities:
(i) in relation to MLI, for the purposes of:

Section 5(a)(v): not applicable
Section 5(a)(vi): not applicable
Section 5(a)(vii): not applicable
Section 5(b)(iv): not applicable

and (ii) in relation to Counterparty, for the purposes of:

Section 5(a)(v): not applicable
Section 5(a)(vi): not applicable
Section 5(a)(vii): not applicable
Section 5(b)(iv): not applicable

“Specified Transaction” will have the meaning specified in Section 14 of the Agreement.
The “Credit Event Upon Merger” provisions of Section 5(b)(iv) of the Agreement will not apply to MLI and Counterparty.
The “Automatic Early Termination” provision of Section 6(a) of the Agreement will not apply to MLI or to Counterparty.
Payments on Early Termination for the purpose of Section 6(e) of the Agreement: (i) Loss shall apply; and (ii) the Second Method shall apply. With respect to any calculation or determination of the fair value of this Transaction to Seller or an amount payable by or to Seller hereunder, any combination of one or more of the following variables may be employed: (i) stock borrow cost of 30 bps, (ii) interest rates of 3.10% per annum, (iii) no changes in expected or actual dividends since the Trade Date, (iv) volatility or volatilities (which, for the avoidance of doubt, shall include the entire volatility surface) at the time of such calculation or determination, (v) changes to all outstanding shares of Common Stock, such as in the case of stock splits, stock dividends and mergers, (vi) stock price experience prior to, and at the time of, such calculation or determination (including experience as to liquidity of the Common Stock, and whether based on available market price information, or estimates of trading prices for blocks of shares, or other relevant information as to prevailing market prices) and (vii) any and all variables related to time.
“Termination Currency” means USD.
Tax Representations:
(I)
For the purpose of Section 3(e) of the Agreement, each party represents to the other party that it is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of the Agreement) to be made by it to the other party under the Agreement. In making this representation, each party may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(II)	For the purpose of Section 3(f) of the Agreement, each party makes the following representations to the other party:
(i)	MLI represents that it is a company organized under the laws of England and Wales.

(ii)	Counterparty represents that it is a corporation incorporated under the laws of Georgia.
Delivery Requirements: For the purpose of Sections 3(d), 4(a)(i) and (ii) of the Agreement, each party agrees to deliver the following documents:
     Tax forms, documents or certificates to be delivered are:
Each party agrees to complete (accurately and in a manner reasonably satisfactory to the other party), execute, and deliver to the other party, United States Internal Revenue Service Form W-9 or W-8 BEN, or any successor of such form(s): (i) before the first payment date under this agreement; (ii) promptly upon reasonable demand by the other party; and (iii) promptly upon learning that any such form(s) previously provided by the other party has become obsolete or incorrect.
     Other documents to be delivered:

Party Required to	Document Required to be Delivered	When Required	Covered by
Deliver Document			Section 3(d)
Representation

Counterparty	Evidence of the authority and true signatures of each official or representative signing this Confirmation	Upon or before execution and delivery of this Confirmation	Yes

Counterparty	Certified copy of the resolution of the Board of Directors or equivalent document authorizing the execution and delivery of this Confirmation	Upon or before execution and delivery of this Confirmation	Yes

Each party	Executed Supplemental Confirmation, substantially in the form of Exhibit A hereto, in respect of each Transaction	On or before the corresponding Trade Date	Yes

MLI	Guarantee of its Credit Support Provider, substantially in the form of Exhibit B attached hereto, together with evidence of the authority and true signatures of the signatories, if applicable	Upon or before execution and delivery of this Confirmation	Yes

Addresses for Notices: For the purpose of Section 12(a) of the Agreement:
Address for notices or communications to MLI:

Address:	Merrill Lynch International
Merrill Lynch Financial Centre
2 King Edward Street, London EC1A 1HQ
Attention: Gary Rosenblum
Facsimile No.: 212 449-2355 Telephone No.: 212 449-6309
(For all purposes)
Additionally, a copy of all notices pursuant to Sections 5, 6, and 7 as well as any changes to Counterparty’s address, telephone number or facsimile number should be sent to:

Address: GMI Counsel
Merrill Lynch World Headquarters
4 World Financial Center, 5th Floor
New York, New York 10080
Attention: Global Equity Derivatives
Facsimile No.: 212 449-6576 Telephone No.: 212 449-6309
Address for notices or communications to Counterparty for all purposes:

With respect to each Transaction, as set forth in the Supplemental Confirmation

Process Agent: For the purpose of Section 13(c) of the Agreement, MLI appoints as its process agent:

Merrill Lynch, Pierce, Fenner & Smith Incorporated
222 Broadway, 16th Floor
New York, NY 10038
Attention: Litigation Department

Counterparty does not appoint a Process Agent.
Multibranch Party. For the purpose of Section 10(c) of the Agreement: Neither MLI nor Counterparty is a Multibranch Party.
Calculation Agent. The Calculation Agent is MLI, whose judgments, determinations and calculations in each Transaction and any related hedging transaction between the parties shall be made in good faith and in a commercially reasonable manner.
Credit Support Document.
MLI: Guarantee of ML&Co in the form attached hereto as Exhibit B.
Counterparty: Not Applicable
Credit Support Provider.
With respect to MLI: Merrill Lynch and Co. and with respect to Counterparty, Not Applicable.
Governing Law. This Confirmation will be governed by, and construed in accordance with, the laws of the State of New York.
Netting of Payments. The provisions of Section 2(c) of the Agreement shall not be applicable to each Transaction; provided, however, that with respect to this Agreement or any other ISDA Master Agreement between the parties, any Share delivery obligations on any day of Counterparty, on the one hand, and MLI, on the other hand, shall be netted. The resulting Share delivery obligation of a party upon such netting shall be rounded down to the nearest number of whole Shares, such that neither party shall be required to deliver any fractional Shares.
Accuracy of Specified Information. Section 3(d) of the Agreement is hereby amended by adding in the third line thereof after the word “respect” and before the period the words “or, in the case of audited or unaudited financial statements or balance sheets, a fair presentation of the financial condition of the relevant person.”
Basic Representations. Section 3(a) of the Agreement is hereby amended by the deletion of “and” at the end of Section 3(a)(iv); the substitution of a semicolon for the period at the end of Section 3(a)(v) and the addition of Sections 3(a)(vi), as follows:
Eligible Contract Participant; Line of Business. It is an “eligible contract participant” as defined in the Commodity Futures Modernization Act of 2000, and it has entered into this Confirmation and each Transaction in connection with its business or a line of business (including financial intermediation), or the financing of its business.
Amendment of Section 3(a)(iii). Section 3(a)(iii) of the Agreement is modified to read as follows:
No Violation or Conflict. Such execution, delivery and performance do not materially violate or conflict with any law known by it to be applicable to it, any provision of its constitutional documents, any order or judgment of any court or agency of government applicable to it or any of its assets or any material contractual restriction relating to Specified Indebtedness binding on or affecting it or any of its assets.
Amendment of Section 3(a)(iv). Section 3(a)(iv) of the Agreement is modified by inserting the following at the beginning thereof:
“To such party’s best knowledge,”
Additional Representations:
Counterparty Representations. As of the date hereof and each Trade Date, Counterparty represents and warrants that it: (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into each Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with each Transaction; and (iii) is entering into each Transaction for a bona fide business purpose to hedge or repurchase Shares.
As of the date hereof and each Trade Date, Counterparty represents and warrants that it is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially Counterparty’s ability to perform its obligations hereunder.
As of the date hereof and each Trade Date, Counterparty is not insolvent.
Acknowledgements:
(1) The parties acknowledge and agree that there are no other representations, agreements or other undertakings of the parties in relation to any Transaction, except as set forth in this Confirmation.
(2) The parties hereto intend for:
(a) each Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;
(b) a party’s right to liquidate each Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;
(c) all payments for, under or in connection with each Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.
Amendment of Section 6(d)(ii). Section 6(d)(ii) of the Agreement is modified by deleting the words “on the day” in the second line thereof and substituting therefor “on the day that is three Local Business Days after the day”. Section 6(d)(ii) is further modified by deleting the words “two Local Business Days” in the fourth line thereof and substituting therefor “three Local Business Days.”
Amendment of Definition of Reference Market-Makers. The definition of “Reference Market-Makers” in Section 14 is hereby amended by adding in clause (a) after the word “credit” and before the word “and” the words “or to enter into transactions similar in nature to Transactions”.
Consent to Recording. Each party consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Confirmation. To the extent that one party records telephone conversations (the “Recording Party”) and the other party does not (the “Non-Recording Party”), the Recording Party shall in the event of any dispute, make a complete and unedited copy of such party’s tape of the entire day’s conversations with the Non-Recording Party’s personnel available to the Non-Recording Party. The Recording Party’s tapes may be used by either party in any forum in which a dispute is sought to be resolved and the Recording Party will retain tapes for a consistent period of time in accordance with the Recording Party’s policy unless one party notifies the other that a particular transaction is under review and warrants further retention.
Disclosure. Each party hereby acknowledges and agrees that MLI has authorized Counterparty to disclose each Transaction and any related hedging transaction between the parties if and to the extent that Counterparty reasonably determines (after consultation with MLI) that such disclosure is required by law or by the rules of any securities exchange or similar trading platform.
Severability. If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.
Affected Parties. For purposes of Section 6(e) of the Agreement, each party shall be deemed to be an Affected Party in connection with Illegality and any Tax Event.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Master Confirmation enclosed for that purpose and returning it to us.

Very truly yours, MERRILL LYNCH INTERNATIONAL
By:
Name:
Title:

Confirmed as of the date first above written:

AFLAC INCORPORATED
By:
Name:
Title:

Acknowledged and agreed as to matters relating to the Agent:
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
solely in its capacity as Agent hereunder

By:
Name:
Title:

EXHIBIT A
FORM OF SUPPLEMENTAL CONFIRMATION
Supplemental Confirmation of ASAP Minus (VWAP Pricing)
Date:                                                                                                        ML Ref:
To:                                               (“Counterparty”)
Attention:
From:                     Merrill Lynch International (“MLI”)
                                Merrill Lynch Financial Centre
                               2 King Edward Street
                               London EC1A 1HQ

Dear Sir / Madam:
     Capitalized terms used herein, unless defined herein, have the meanings set forth in the Master Confirmation of OTC ASAP Minus between Counterparty and MLI, dated as of February 4, 2008.
     The purpose of this Supplemental Confirmation is to confirm the terms and conditions of a Transaction under the Master Confirmation.
     The terms of the Transaction to which the Supplemental Confirmation relates are as follows:
Trade Date:
Initial Share Price:                               $
Scheduled Valuation Date:
First Acceleration Date:
Number of Shares:
Aggregate Adjustment Amount:
Ordinary Dividend Amount:
Scheduled Ex-dividend Date:
Settlement Price Adjustment
Amount:
Account Details:
     Account for payments to Counterparty:

      Account for payment to MLI:
Address for notices or communications to Counterparty for all purposes:

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Supplemental Confirmation enclosed for that purpose and returning it to us.

Very truly yours, MERRILL LYNCH INTERNATIONAL
By:
Name:
Title:

Confirmed as of the date first above written: AFLAC INCORPORATED
By:
Name:
Title:

Acknowledged and agreed as to matters relating to the Agent:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, solely in its capacity as Agent hereunder
By:
Name:
Title: